                                                                    EXHIBIT 99.5




FOR IMMEDIATE RELEASE
---------------------

                      RAMSAY YOUTH SERVICES, INC. ANNOUNCES
                             SECOND QUARTER RESULTS

CORAL GABLES, FLORIDA, AUGUST 5, 1999 . . . RAMSAY YOUTH SERVICES, INC. (NASDAQ:RYOU) today announced results for the second quarter ended June 30, 1999. The Company reported that total revenues for the quarter were $19,775,000 and net income reached $357,000 or $0.04 per share.

For the six months ended June 30, 1999, the Company reported total revenues of $38,667,000. During the same period the Company also recorded net income of $2,062,000 or $0.23 per share. These results include the non-recurring impact of two settlements in favor of the Company which increased the six months ended period results by $1,500,000 or $0.17 per share. Excluding the positive impacts of the settlements, net income for the six months period ended June 30, 1999 would have been $562,000 or $0.06 per share.

Commenting on the results, Luis E. Lamela, President and CEO of Ramsay Youth Services, Inc. stated, "We are very pleased with our second quarter and mid-year results. They reflect our continued commitment to expanding our programs, services and markets in order to meet the diverse needs of the at-risk and troubled youth population."

Ramsay Youth Services, Inc. is a leading quality provider and manager of education, treatment and juvenile justice programs for at-risk youth. The Company serves youth in 8 states and Puerto Rico.

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements as defined under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. Actual operations and results may differ materially from those expected in the forward looking statements made by the Company. Please refer to Ramsay's filings with the Securities and Exchange Commission for additional information.

                                       ###
                                  Tables Follow

Contact: Isa Diaz
         Vice President Corporate Relations
         (305) 569-4626

                           RAMSAY YOUTH SERVICES, INC.
                                OPERATING RESULTS

                                                                               QUARTER ENDED JUNE 30,
                                                             -----------------------------------------------------------
                                                                        1999                           1998
                                                             ----------------------------  -----------------------------
Revenues:
   Provider-based revenue                                     $19,775,000                    $36,186,000
   Managed care revenue                                                --                      4,454,000
                                                             ------------                  -------------

TOTAL REVENUES                                                 19,775,000        100.0%       40,640,000        100.0%

Operating Expenses:
   Salaries, wages and benefits                                11,823,000         59.8%       21,778,000         53.6%
   Other operating expenses                                     6,312,000         31.9%       12,772,000         31.4%
   Managed care patient costs                                          --          0.0%        2,961,000          7.3%
   Provision for doubtful accounts                                484,000          2.4%        1,616,000          4.0%
   Depreciation and amortization                                  585,000          3.0%          785,000          1.9%
   Asset impairment charges                                            --          0.0%          213,000          0.5%
                                                             ------------    ---------     -------------    ---------
TOTAL OPERATING EXPENSES                                       19,204,000         97.1%       40,125,000         98.7%
                                                             ------------    ---------     -------------    ---------

Income from operations                                            571,000          2.9%          515,000          1.3%

Non-operating income (expenses):
   Investment income and other                                    148,000          0.7%           35,000          0.1%
   Interest and other financing charges                          (307,000)        (1.5%)      (1,690,000)        (4.2%)
   Losses related to asset sales and closed businesses                 --          0.0%      (12,483,000)       (30.7%)
                                                             ------------    ---------     -------------    ---------
     Total non-operating income (Expense), net                   (159,000)        (0.8%)     (14,138,000)       (34.8%)

INCOME (LOSS) BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM                                              412,000          2.1%      (13,623,000)       (33.5%)

Provision for income taxes                                         55,000         (0.3%)         570,000         (1.4%)
                                                             ------------    ---------     -------------    ---------

INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                           357,000          1.8%      (14,193,000)       (34.9%)

Extraordinary item:
   Loss from early extinguishment of debt                              --          0.0%         (748,000)        (1.8%)
                                                             ------------    ---------     -------------    ---------

NET INCOME (LOSS)                                                $357,000          1.8%     $(14,941,000)       (36.7%)
                                                             ============    =========     =============    =========

Income (loss) per common share
   Basic:
     Before extraordinary item                                       $.04                         $(4.00)
     Extraordinary item                                                --                           (.20)
                                                             ------------                  -------------
                                                                     $.04                         $(4.20)
                                                             ============                  =============

   Diluted:
     Before extraordinary item                                       $.04                         $(4.00)
     Extraordinary item                                                --                           (.20)
                                                             ------------                  -------------
                                                                     $.04                         $(4.20)
                                                             ============                  =============

Weighted average number of common shares outstanding:
     Basic                                                      8,888,000                      3,624,000
                                                             ============                  =============
     Diluted                                                    8,905,000                      3,624,000
                                                             ============                  =============

                           RAMSAY YOUTH SERVICES, INC.

                                OPERATING RESULTS

                                                                             SIX MONTHS ENDED JUNE 30,
                                                             -----------------------------------------------------------
                                                                        1999                           1998
                                                             ----------------------------  -----------------------------
Revenues:
   Provider-based revenue                                     $38,667,000                    $66,557,000
   Managed care revenue                                                --                     11,105,000
                                                             ------------                  -------------

TOTAL REVENUES                                                 38,667,000        100.0%       77,662,000        100.0%

Operating Expenses:
   Salaries, wages and benefits                                23,012,000         59.5%       43,136,000         55.5%
   Other operating expenses                                    12,472,000         32.3%       30,173,000         38.9%
   Managed care patient costs                                          --          0.0%        5,370,000          6.9%
   Provision for doubtful accounts                                969,000          2.5%        4,456,000          5.7%
   Depreciation and amortization                                1,157,000          3.0%        2,433,000          3.1%
   Restructuring charges                                               --          0.0%        3,927,000          5.1%
   Asset impairment charges                                            --          0.0%       16,738,000         21.6%
                                                             ------------    ---------     -------------    ---------
TOTAL OPERATING EXPENSES                                       37,610,000         97.3%      106,233,000        136.8%
                                                             ------------    ---------     -------------    ---------

Income (loss) from operations                                   1,057,000          2.7%      (28,571,000)       (36.8%)

Non-operating income (expenses):
   Investment income and other                                  1,698,000          4.4%           59,000          0.1%
   Interest and other financing charges                          (591,000)        (1.5%)      (4,439,000)        (5.7%)
   Losses related to asset sales and closed businesses                 --          0.0%      (12,483,000)       (16.1%)
                                                             ------------    ---------     -------------    ---------
     Total non-operating income (expenses), net                 1,107,000          2.9%      (16,863,000)       (21.7%)

INCOME (LOSS) BEFORE INCOME TAXES AND EXTRAORDINARY ITEM        2,164,000          5.6%      (45,434,000)       (58.5%)

Provision for income taxes                                        102,000         (0.3%)       9,981,000        (12.9%)
                                                             ------------    ---------     -------------    ---------

NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                     2,062,000          5.3%      (55,415,000)       (71.4%)

Extraordinary item:
   Loss from early extinguishment of debt                              --          0.0%         (748,000)        (0.9%)
                                                             ------------    ---------     -------------    ---------

NET INCOME (LOSS)                                              $2,062,000          5.3%     $(56,163,000)       (72.3%)
                                                             ============    =========     =============    =========

Income (loss) per common share:
   Basic:
     Before extraordinary item                                       $.23                        $(15.45)
     Extraordinary item                                                --                           (.21)
                                                             ------------                  -------------
                                                                     $.23                        $(15.66)
                                                             ============                  =============

   Diluted:
     Before extraordinary item                                       $.23                        $(15.45)
     Extraordinary item                                                --                           (.21)
                                                             ------------                  -------------
                                                                     $.23                        $(15.66)
                                                             ============                  =============

Weighted average number of common shares outstanding:
     Basic                                                      8,888,000                      3,623,000
                                                             ============                  =============
     Diluted                                                    8,908,000                      3,623,000
                                                             ============                  =============